UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

Lexicon Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place

The Woodlands, Texas 77381

(Address of principal executive offices and Zip Code)

(281) 863-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 19, 2014, Lexicon Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it is offering $50.0 million of its common stock, par value $0.001 per share, in a public offering pursuant to an effective registration statement on Form S-3 (File No. 333-198493). A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Concurrent with the offering of its common stock to the public described above, the Company expects to enter into a stock purchase agreement (the “Stock Purchase Agreement”) with Invus, L.P. and Artal International S.C.A. (“Artal”), pursuant to which Artal will agree to purchase and we will agree to issue to Artal, an aggregate of $150 million of shares of our common stock at a price per share equal to the price per share paid by the public in the offering described above.

On November 19, 2014, the Company issued a press release announcing that it is offering $75.0 million in aggregate principal amount of convertible senior notes in a private offering. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01	Other Events

In connection with the transactions described above, the Company updated the description of its business and its risk factors in the disclosures provided to investors in the offerings described above. The updated description of the Company’s business is set forth in Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein. The updated description of the Company’s risk factors provided to investors in the public offering of the Company’s common stock is set forth in Exhibit 99.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 19, 2014.

99.2	Press Release dated November 19, 2014.

99.3	Business Description.

99.4	Risk Factors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date:	November 20, 2014	By:	/s/ BRIAN T. CRUM
Brian T. Crum
Vice President and General Counsel